EXHIBIT 99.1
Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Relations Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED ANNOUNCES THAT NASDAQ EXTENDS TEMPORARY SUSPENSION OF MINIMUM BID CLOSING PRICE RULE

RICHMOND, VA., December 23, 2008 - Insmed Inc. (NASDAQ CM: INSM), a developer of follow-on biologics and biopharmaceuticals, today announced that on Friday, December 19, 2008, NASDAQ issued a notice extending the suspension of the rules requiring a minimum $1 closing bid price and those rules requiring a minimum market value of publicly held shares (MVPHS).  The suspension will remain in effect through Friday, April 17, 2009, and the original rules will be reinstated on Monday, April 20, 2009.  Based on NASDAQ’s initial suspension of these rules on Thursday, October 16, 2008, the original rules were due to be reinstated on Tuesday, January 20, 2009.

About Insmed
Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs.  For more information, please visit www.insmed.com.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow on biologics market may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.